Exhibit 99.3
RIP, Inc.
Financial Statements for the
Nine Months Ended September 30, 2008

RIP, Inc.
Nine Months Ended September 30, 2008

Report of Independent Registered Public Accounting Firm
Board of Directors
RIP, Inc.
Homosassa, Florida
We have audited the accompanying balance sheet of RIP, Inc. (the “Company”) as of September 30, 2008, and the related statements of operations, cash flows and changes in stockholders’ equity for the nine months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RIP, Inc. as of September 30, 2008, and the results of its operations and its cash flows for the nine months then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Blackman Kallick
Chicago, Illinois
June 15, 2009

Exhibit A
RIP, Inc.
Balance Sheet
September 30, 2008

Assets

Current Assets
Cash	$95,773
Due from related party	24,641
Prepaid expenses and deposits	9,309

Total Current Assets	129,723

Property and Equipment (Net of accumulated depreciation)	140,942

Landfill Sites (Net of accumulated depletion)	2,028,601

$2,299,266

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable
Trade	$6,423
Due to related party	1,181
Accrued real estate taxes	40,148

Total Current Liabilities	47,752

Accrued Closure and Post-Closure Obligations	1,158,691

Total Liabilities	1,206,443

Stockholders’ Equity (Deficit)
Common stock - No par value; authorized - 10,000 shares; issued and outstanding - 10,000 shares	—
Additional paid-in capital	3,545,393
Accumulated deficit	(2,452,570)

Total Stockholders’ Equity	1,092,823

$2,299,266

The accompanying notes are an integral part of the financial statements.

Exhibit B
RIP, Inc.
Statement of Operations
Nine Months Ended September 30, 2008

		% of Net
	Amount	Revenue
Net Revenues	$151,082	100.00%

Cost and Operating Expenses
Cost of sales	183,433	121.41
Selling and administrative	102,910	68.12
Depreciation and depletion	20,889	13.83
Gain on disposal of equipment	(5,000)	(3.31)

Total Cost and Operating Expenses	302,232	200.05

Net Loss	$(151,150)	(100.05)%

The accompanying notes are an integral part of the financial statements.

Exhibit C
RIP, Inc.
Statement of Cash Flows
Nine Months Ended September 30, 2008

Cash Flows from Operating Activities
Net loss	$(151,150)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and depletion	20,889
Accretion of closure and post-closure obligations	69,437
Gain on sale of equipment	(5,000)
(Increase) decrease in
Receivables	31,692
Due from related party	(24,641)
Prepaid expenses and deposits	14,929
Increase (decrease) in
Accounts payable	(851)
Due to related party	(849)
Accrued real estate taxes	39,809

Total Adjustments	145,415

Net Cash Used in Operating Activities	(5,735)

Cash Flows from Investing Activities
Proceeds from sale of equipment	5,000
Acquisition of landfill	(1,216,207)

Net Cash Used in Investing Activities	(1,211,207)

Cash Flows from Financing Activities
Distributions to stockholders	(44,500)
Contributions from stockholders	1,213,059

Net Cash Provided by Financing Activities	1,168,559

Net Decrease in Cash	(48,383)

Cash, Beginning of Period	144,156

Cash, End of Period	$95,773

The accompanying notes are an integral part of the financial statements.

Exhibit D
RIP, Inc.
Statement of Changes in Stockholders’ Equity
Nine Months Ended September 30, 2008

				Additional
		Common Stock		Paid-In	Accumulated
	Total	Shares	Amount	Capital	Deficit
Balance, December 31, 2007	$75,414	10,000	$—	$2,332,334	$(2,256,920)

Distributions	(44,500)	—	—	—	(44,500)
Stockholder contributions	1,213,059	—	—	1,213,059	—
Net loss	(151,150)	—	—	—	(151,150)

Balance, September 30, 2008	$1,092,823	10,000	$—	$3,545,393	$(2,452,570)

The accompanying notes are an integral part of the financial statements.

RIP, Inc.
Notes to Financial Statements
Nine Months Ended September 30, 2008
Note 1 — Industry Operations
RIP, Inc. (the “Company”) owns and operates a construction and demolition waste landfill in Citrus County, Florida. In addition to accepting inbound waste materials, the Company also mines and sells sand to local construction contractors and builders. As disclosed in Note 6, the business of mining and selling of sand was taken over by a related party during 2008.
Note 2 — Summary of Significant Accounting Policies
Cash
Substantially all cash is held at Marquette Bank and Regions Bank. The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any credit risk on cash.
Receivables
Receivables are carried at original invoice amount less estimates made for doubtful receivables. Management determines the allowances for doubtful accounts by reviewing and identifying troubled accounts on a monthly basis and by using historical experience applied to an aging of accounts. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. An account receivable is considered to be past due if any portion of the receivable is outstanding for more than 90 days. As of September 30, 2008, no trade receivables were due to the Company by customers. However, as further described in Note 6, amounts collected by a related party on behalf of the Company were due to the Company as of September 30, 2008.
Property and Equipment
The Company’s policy is to depreciate or amortize the cost of property and equipment over the estimated useful lives of the assets by use of the straight-line method.

Years
Machinery and equipment	5
Autos	5
Computers	3
Trailers	10

RIP, Inc.
Notes to Financial Statements
Nine Months Ended September 30, 2008
Note 2 — Summary of Significant Accounting Policies
Landfill Sites
Landfill sites are recorded at cost. Capitalized landfill costs include expenditures for land, permitting costs, cell construction costs and environmental structures. Capitalized permitting and cell construction costs are limited to direct costs relating to these activities, including legal, engineering and construction costs associated with excavation, liners and site berms and other costs associated with environmental equipment and structures.
Capitalized landfill costs may also include an allocation of the purchase price paid for landfills. For landfills purchased as part of a group of several assets, the purchase price assigned to the landfill is determined based on the discounted expected future cash flows of the landfill relative to the other assets within the acquired group. If the landfill meets the Company’s expansion criteria, the purchase price is further allocated between permitted airspace and expansion airspace based on the ratio of permitted versus probable expansion airspace to total available airspace.
Landfill sites, including costs related to acquiring land, excluding the estimated residual value of un-permitted, non-buffer land, and costs related to permitting and cell construction, are depleted as airspace is consumed using the units-of-consumption method over the total available airspace, including probable expansion airspace, where appropriate. Environmental structures, which consist primarily of groundwater monitoring wells, are charged to expense over the shorter of their useful life or the life of the landfill. Expenses incurred related to required groundwater monitoring activities are expensed as incurred.
The Company assesses the carrying value of its landfill sites in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). The Company considers certain impairment indicators previously discussed that require significant judgment and understanding of the waste industry when applied to landfill development or expansion. As of September 30, 2008, the Company determined that no impairment to the carrying value of its landfill sites was necessary.
During 2008, the Company purchased additional land that is pending permitting by regulatory agencies. The Company has identified three sequential steps that landfills generally follow to obtain expansion permits. These steps are as follows: (i) obtaining approval from local authorities; (ii) submitting a permit application to state or provincial authorities; and (iii) obtaining permit approval from state or provincial authorities.

RIP, Inc.
Notes to Financial Statements
Nine Months Ended September 30, 2008
Note 2 — Summary of Significant Accounting Policies
Landfill Sites (Continued)
Before expansion airspace is included in the Company’s calculation of total available disposal capacity, the following criteria must be met: (i) the land associated with the expansion airspace is either owned by the Company or is controlled by the Company pursuant to an option agreement; (ii) the Company is committed to supporting the expansion project financially and with appropriate resources; (iii) there are no identified fatal flaws or impediments associated with the project, including political impediments; (iv) progress is being made on the project; (v) the expansion is attainable within a reasonable time frame; and (vi) based on senior management’s review of the status of the permit process to date, the Company believes it is likely the expansion permit will be received within the next five years. Upon meeting the Company’s expansion criteria, the rates used at each applicable landfill to expense costs to acquire, construct, close and maintain a site during the post-closure period are adjusted to include probable expansion airspace and all additional costs to be capitalized or accrued associated with the expansion airspace.
Once expansion airspace meets the Company’s criteria for inclusion in its calculation of total available disposal capacity, management continuously monitors each site’s progress in obtaining the expansion permit. If at any point it is determined that an expansion area no longer meets the required criteria, the probable expansion airspace is removed from the landfill’s total available capacity and the rates used at the landfill to expense costs to acquire, construct, close and maintain a site during the post-closure period are adjusted accordingly.
On an annual basis, the Company updates the development cost estimates, closure and post-closure and future capacity estimates for its landfills. Future capacity estimates are updated using surveys to estimate utilized disposal capacity and remaining disposal capacity. These cost and capacity estimates are reviewed and approved by senior management on an annual basis.
Environmental Costs
The Company accrues for costs associated with environmental remediation obligations when such costs are probable and can be reasonably estimated. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than upon completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. As of September 30, 2008, the Company determined that no environmental remediation accrual was necessary. This determination was made based on the results of a Phase II environmental study performed by independent, licensed, environmental professionals.

RIP, Inc.
Notes to Financial Statements
Nine Months Ended September 30, 2008
Note 2 — Summary of Significant Accounting Policies
Accrued Closure and Post-Closure Obligations
Accrued closure and post-closure obligations represent an estimate of the current value of the future obligations associated with closure and post-closure monitoring of the landfills. Closure and post-closure monitoring and maintenance costs represent the costs related to cash expenditures yet to be incurred when a landfill facility ceases to accept waste and closes. Accruals for closure and post-closure monitoring and maintenance consider site inspection, groundwater monitoring, leachate management, methane gas management and recovery and operating and maintenance costs to be incurred during the period after the facility closes. Certain of these environmental costs, principally capping and methane gas management costs, are also incurred during the operating life of the site in accordance with the landfill operating requirements. Site-specific closure and post-closure engineering cost estimates are prepared annually. The impact of changes in estimates is accounted for on a prospective basis.
Landfill closure and post-closure liabilities are calculated by estimating the total obligation of capping and closure events in current dollars, inflating the obligation based on the expected date of the expenditure using an inflation rate of approximately 3.0% and discounting the inflated total to its present value using a credit-adjusted risk-free discount rate of approximately 8.5%. The anticipated timeframe for paying these costs varies based on the remaining useful life of each landfill as well as the duration of the post-closure monitoring period. Accretion of discounted cash flows associated with the closure and post-closure obligations is accrued over the life of the landfill, as a charge to cost of operations.
Revenue Recognition
The Company recognizes revenue when services, such as accepting waste at the landfill site, are rendered. Revenue related to the sale of sand was recognized upon pick-up by customers.

RIP, Inc.
Notes to Financial Statements
Nine Months Ended September 30, 2008
Note 2 — Summary of Significant Accounting Policies (Continued)
Income Taxes
The Company has elected to be taxed as an S corporation under provisions of the Internal Revenue Code. Accordingly, the accompanying financial statements do not reflect income taxes, except for state replacement tax, which is immaterial.
In July 2006, the Financial Accounting Standards Board (FASB) issued FAS Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FAS Statement No. 109” (“FIN 48”), which the Company has adopted effective January 1, 2007. FIN 48 applies to all “tax positions” accounted for under SFAS 109. FIN 48 refers to “tax positions” as positions taken in a previously filed tax return or positions expected to be taken in a future tax return that are reflected in measuring current or deferred income tax assets and liabilities reported in the financial statements. FIN 48 further clarifies a tax position to include, but not be limited to the following:
•	an allocation or a shift of income between taxing jurisdictions,

•	the characterization of income or a decision to exclude reporting taxable income in a tax return, or

•	a decision to classify a transaction, entity, or other position in a tax return as tax exempt.
FIN 48 clarifies that a tax benefit may be reflected in the financial statements only if it is “more likely than not” that a company will be able to sustain the tax return position, based on its technical merits. If a tax benefit meets this criterion, it should be measured and recognized based on the largest amount of benefit that is cumulatively greater than 50% likely to be realized. This is a change from previous practice, whereby companies recognized a tax benefit only if it was probable a tax position would be sustained. FIN 48 also requires the Company to make qualitative and quantitative disclosures, including a discussion of reasonable possible changes that might occur in unrecognized tax benefits over the next 12 months, a description of open tax years by major jurisdictions, and a roll-forward of all unrecognized tax benefits on an aggregated basis.
The adoption of FIN 48 did not have a material impact on the Company’s financial statements or disclosures. As of September 30, 2008, the Company did not recognize any assets or liabilities for unrecognized tax benefits relative to uncertain tax positions nor does the Company anticipate any significant unrecognized tax benefits will be recorded during the next 12 months. Any interest or penalties resulting from examinations will be recognized as a component of the income tax provision. However, since there are no unrecognized tax benefits as a result of tax positions taken, there are no accrued penalties or interest.
Management Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RIP, Inc.
Notes to Financial Statements
Nine Months Ended September 30, 2008
Note 2 — Summary of Significant Accounting Policies (Continued)
Recently Issued Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. In February 2008, the FASB deferred the effective date of SFAS 157 by one year for certain non-financial assets and non-financial liabilities, except those that are recognized or disclose at fair value in the financial statements on a recurring basis (at least annually). On January 1, 2008, the Company adopted the provisions of SFAS 157, except as it applies to those non-financial assets and non-financial liabilities for which the effective date has been delayed by one year. The adoption of SFAS 157 did not have a material effect on the Company’s financial position or results of operations. The book value of cash, accounts receivable and accounts payable approximate their respective fair values due to the short-term nature of these instruments.
On January 1, 2008, the Company adopted the provisions of SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings at each subsequent reporting date. The fair value option: (i) may be applied instrument by instrument, with a few exceptions, such as investments accounted for by the equity method; (ii) is irrevocable (unless a new election date occurs); and (iii) is applied only to entire instruments and not to portions of instruments. The Company did not elect to report any additional assets or liabilities at fair value and accordingly, the adoption of SFAS 159 did not have a material effect on the Company’s financial position or results of operations.
Note 3 — Property and Equipment

Land	$50,000
Machinery and equipment	663,380
Autos	1,000
Computers	2,851
Trailers	9,897

727,128

Accumulated depreciation	(586,186)

$140,942

RIP, Inc.
Notes to Financial Statements
Nine Months Ended September 30, 2008
Note 4 — Landfill Sites

Landfill sites	$2,519,396
Accumulated depletion	(490,795)

$2,028,601

Changes in landfill sites for the nine months ended September 30, 2008 are as follows:

Balance at the beginning of the year	$812,441
Acquisitions	1,216,207
Additional asset retirement obligations	51
Depletion	(98)

$2,028,601

Note 5 — Accrued Closure and Post-Closure Costs
Changes in closure and post-closure obligations for the nine-months ended September 30, 2008 are as follows:

Balance at the beginning of the year	$1,089,203
Additional asset retirement obligations	51
Accretion	69,437

Balance at the end of the year	$1,158,691

RIP, Inc.
Notes to Financial Statements
Nine Months Ended September 30, 2008
Note 6 — Related Parties
Draw Enterprises III, LLC (“Draw”), a company wholly owned by the majority stockholder of the Company, provides the Company with various management and IT services. Draw charges the Company a management fee related to these services, which approximates 3% of the Company’s revenues. Total charges by Draw to the Company for the nine months ended September 30, 2008 amounted to $4,224.
Corporate Coverage, a company wholly owned by the majority stockholder of the Company, procures insurance policies on behalf of the Company and bills the Company for its share of the insurance premiums. Total charges by Corporate Coverage to the Company for the nine months ended September 30, 2008 amounted to $15,527. As of September 30, 2008, there was trade accounts payable of $1,181 outstanding to Corporate Coverage for these related charges.
Effective July of 2008, the Company ceased its sand mining business operations and allowed Sand Resources, a company wholly owned by the majority stockholder, to operate this business going forward. As of September 30, 2008, Sand Resources owed the Company $24,641 for customer receipts owed to the Company received in Sand Resources’ bank account.
Note 7 — Major Customers
For the nine months ended September 30, 2008, sales to two major customers amounted to more than 10% of total sales. The amount of revenue from those customers was $28,264 and $37,958, respectively. There were no receivable balances outstanding from these customers as of September 30, 2008.
Note 8 — Commitments and Contingencies
Permits and licenses to operate landfills may require performance or surety bonds to secure contractual performance related to closure and post-closure activities. The Company has provided the Florida Department of Environmental Protection with two performance bonds for closure and post-closure activities totaling $738,312 as of September 30, 2008. These bonds expire each year and will need to be renewed.

RIP, Inc.
Notes to Financial Statements
Nine Months Ended September 30, 2008
Note 9 — Subsequent Events
In December of 2008, Waste Services, Inc., a multi-regional, integrated solid waste services company, acquired all of the outstanding stock of RIP, Inc. for an aggregate purchase price of $7.7 million. Should the site be permitted as a Class I landfill, Class III landfill or as a transfer station, the Company’s former stockholders are entitled to future royalties at varied rates per ton based on the volume and type of waste deposited at the site.
As a result of the sale in December 2008, the Company’s tax status will change from an S corporation to a C corporation. The deferred taxes resulting from this change in tax status relate primarily to differences between the basis of property and equipment for financial and income tax reporting and are not material as of the closing date.